Exhibit 10(m)

Tennessee - Shelby County
Loan No.  C-331971
          C-332344

RECORDING REQUESTED BY


                                            Maximum principal indebtedness
AND WHEN RECORDED MAIL TO                   for Tennessee recording tax
                                            Purposes is $-0-.
The Northwestern Mutual Life Ins. Co.
720 East Wisconsin Avenue - Rm N16WC        Tax paid at Instrument
Milwaukee, WI 53202                         Number JS4479.
Attn: Connie Schmitz
                                       SPACE ABOVE THIS LINE FOR RECORDER'S USE
--------------------------------------------------------------------------------

This instrument was prepared by Sally J. Lewis, Attorney, for The Northwestern Mutual Life Insurance Company, 720 East Wisconsin Ave., Milwaukee, WI 53202.

THIS INSTRUMENT COVERS PROPERTY WHICH IS OR MAY BECOME SO AFFIXED TO REAL PROPERTY AS TO BECOME FIXTURES AND ALSO CONSTITUTES A FIXTURE FILING UNDER
SECTION 47-9-402 OF THE TENNESSEE CODE ANNOTATED.

NOTICE PURSUANT TO T.C.A.ss.47-28-104. THIS DEED OF TRUST SECURES FUTURE ADVANCES WHICH ARE "OBLIGATORY ADVANCES" AS DEFINED IN T.C.A.ss.47-28-101 ET SEQ. THIS DEED OF TRUST IS FOR "COMMERCIAL PURPOSES" AS DEFINED IN SAID STATUTE.


                            AMENDMENT and RESTATEMENT
                   OF IDB DEED OF TRUST and SECURITY AGREEMENT


         THIS AMENDMENT and RESTATEMENT OF IDB DEED OF TRUST and SECURITY AGREEMENT ("Agreement"), Made as of the 6th day of December, 2001 between THE INDUSTRIAL DEVELOPMENT BOARD OF THE CITY OF MEMPHIS AND COUNTY OF SHELBY, herein called "Grantor", KOGER EQUITY, INC., a Florida corporation, whose address is 433 Plaza Real, Suite 335, Boca Raton, Florida 33432, herein (said Grantor/Trustor, whether one or more in number) called "Koger", ROBERT J. PINSTEIN, a resident of Shelby County, Tennessee, c/o Apperson, Crump & Maxwell, PLC, 1755 Kirby Parkway, First Floor, Memphis, Tennessee 38120, herein called "Trustee", and THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation, whose address is 720 E. Wisconsin Avenue, Milwaukee, WI 53202, herein called "Beneficiary:"

                                    RECITALS
                                    --------

     A. Beneficiary has made loans to Grantor evidenced by (i) the Tranche A Promissory Note dated as of December 16, 1996 executed by Grantor for the principal sum of ONE HUNDRED MILLION FIVE HUNDRED THOUSAND DOLLARS, with final maturity no later than January 2, 2007 and with interest as therein expressed and amended September 30, 1997, May 1, 1998, and which is being amended concurrently herewith; (ii) the Tranche B Promissory Note dated as of December 16, 1996 executed by Grantor for the principal sum of EIGHTY-NINE MILLION FIVE HUNDRED THOUSAND DOLLARS, with final maturity no later than January 2, 2009 and with interest as therein expressed, which was amended August 11, 2000 and which is being amended concurrently herewith; (iii) the Tranche C Promissory Note dated as of September 2, 1999 executed by Grantor for the principal sum of FOURTEEN MILLION SEVEN HUNDRED THOUSAND DOLLARS, with final maturity no later than January 1, 2007 and with interest as therein expressed and which is being amended concurrently herewith; and (iv) the Tranche D Promissory Note dated as of September 2, 1999 executed by Grantor for the principal sum of THIRTY MILLION THREE HUNDRED THOUSAND DOLLARS, with final maturity no later than January 1, 2009 and with interest as therein expressed and which is being amended concurrently herewith (the Tranche A Promissory Note, the Tranche B Promissory Note, the Tranche C Promissory Note, and the Tranche D Promissory Note, as such instruments may be amended, restated, renewed and extended, are hereinafter collectively referred to as the "Notes").

     B. The Notes are secured by office buildings and unimproved sites located in various counties and states, evidenced by lien instruments of record as follows:

     (i) Master Lien Instrument Mortgage and Security Agreement dated December 19, 1996 securing the Notes; counterparts of which have been recorded in (a) Official Records Book 8507, page 1224 of the public records of Duval County, Florida; (b) Official Records Book 1969, page 356 of the public records of Leon County, Florida; (c) Official Records Book 5173, page 333 of the public records of Orange County, Florida; (d) Official Records Book 9559, page 1088 of the public records of Pinellas County, Florida; (e) as Instrument Number GG7415 in the public records of Shelby County, Tennessee and that certain Deed of Trust and Security Agreement dated August 18, 1997 recorded as Instrument Number GV2951 in the public records of Shelby County, Tennessee; (f) Greenville County, South Carolina; (g) El Paso County, Texas; (h) Bexar County, Texas; and (i) Travis County, Texas; and

     (ii) Master Lien Instrument Mortgage and Security Agreement dated September 2, 1999 securing the Notes, counterparts of which have been recorded
          (a) in Official Records Book 9409, page 1320 of the public records of Duval County, Florida; (b) in Official Records Book R2295, page 932 of the public records of Leon County, Florida; (c) in Official Records Book 5838, page 71 of the public records of Orange County, Florida;
          (d) in Official Records book 10670, page 1 of the public records of Pinellas County, Florida; (e) as Instrument Number JS4479 in the public records of Shelby County, Tennessee; (f) in the public records of Greenville County, South Carolina; (g) El Paso County, Texas; and
          (h) Travis County, Texas;

     (ii) IDB Deed of Trust and Security Agreement dated September 2, 1999 executed by The Industrial Development Board of the City of Memphis and County of Shelby and Koger Equity, Inc., securing Notes, recorded as Instrument Number JS 4481 in the public records of Shelby County, Tennessee (the "Fee Deed of Trust"), and Leasehold Deed of Trust and Security Agreement dated September 2, 1999 executed by Koger Equity, Inc., securing the Notes, recorded as Instrument Number JS 4480 in the public records of Shelby County, Tennessee (the "Leasehold Deed of Trust").

The foregoing instruments in (i) and (ii) above, as they may have been amended prior to the date hereof, are collectively referred to as the "Existing Lien Instruments." The foregoing instruments in (iii) above, as they may have been amended prior to the date hereof, are collectively referred to as the "IDB Lien Instruments."

     C. The Loan Documents (as defined below) provide for release and substitution of security; at the request of Grantor, Beneficiary has released certain security and has agreed to release additional security and to accept certain other properties (individually and collectively, the "New Security") in substitution therefor, all as more completely described in the recitals to the Master Loan Agreement between Grantor and Beneficiary of even date herewith.

     D. Concurrently with closing the releases and substitutions, Grantor and Beneficiary have agreed (1) to create a Master Loan Agreement containing terms and conditions governing future releases and substitutions, which will facilitate Grantor's ability to release and substitute property and will comprehensively identify the property which is the collateral for the Notes, (2) in the case of New Security located in counties not covered by the Existing Lien Instruments, Grantor will grant Beneficiary first liens on the New Security by execution, delivery and recordation of new lien instruments ("New Lien Instruments"), (3) in the case of New Security located in the same counties as some of the existing security, Grantor will grant Beneficiary first liens on the New Security by spreading the liens and effects of the applicable Existing Lien Instruments to the New Security, and (4) to consolidate the Existing Lien Instruments recorded in the applicable counties and amend and restate them, to amend and restate the IDB Lien Instruments, and amend certain of the other Loan Documents, to incorporate the aforedescribed changes, as necessary.

     E. Grantor and Beneficiary hereby desire to amend and restate the Fee Deed of Trust in accordance with the terms set forth herein.

     NOW THEREFORE, in consideration of the mutual covenants and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Grantor and Beneficiary hereby agree as follows:

     1. The foregoing recitals are true and correct and constitute a material part of this instrument.

     2. Grantor agrees to sign, execute and deliver and do or make any and all agreements, instruments, documents, acts or things, supplemental, confirmatory or otherwise, as may reasonably be required by Beneficiary for the purpose of further assuring the provisions hereof. Grantor further agrees to pay all documentary stamp tax, intangible personal property tax, recording fees and other costs imposed by the State of Tennessee or other governmental authority with respect to the execution, delivery and recording of this Agreement.

     3. The Fee Deed of Trust recorded in the County is hereby amended and restated in its entirety as follows:

                                 GRANTING CLAUSE

     WITNESSETH, that Grantor, in consideration of the indebtedness herein mentioned, does hereby irrevocably bargain, sell, grant, transfer, assign and convey unto Trustee, in trust, with power of sale and right of entry and possession, the following properties (herein referred to as the "Property"):

     A. The land described in Exhibit A attached hereto and incorporated herein (the "Land") in Shelby County, Tennessee (the "County") and all appurtenances thereto; and

     B. All buildings and improvements now existing or hereafter erected thereon, all waters and water rights, all engines, boilers, elevators and machinery, all heating apparatus, electrical equipment, air-conditioning equipment, water and gas fixtures, and all other fixtures of every description belonging to Grantor which are or may be placed or used upon the Land or attached to the buildings or improvements, all of which, to the extent permitted by applicable law, shall be deemed an accession to the freehold and a part of the realty as between the parties hereto.

Except as expressly provided in the covenant hereof entitled "Due on Sale", Grantor agrees not to sell, transfer, assign or remove anything described in B above now or hereafter located on the Land without prior written consent from Beneficiary unless (i) such action does not constitute a sale or removal of any buildings or building improvements (except as provided in (ii)(y) below) or the sale or transfer of waters or water rights and (ii) in the case of (x) personal property, such personal property is (a) removed on a temporary basis for repairs in the ordinary course of business; (b) not reasonably necessary or appropriate to the efficient use or operation of the Project; (c) consumed or worn out or has become obsolete and is promptly replaced by Grantor with personal property of equal or greater value and/or utility, unless replacement is not reasonably necessary or appropriate to the efficient use of the Project; or (d) actually replaced by Grantor with similar personal property of equal or greater value and/or utility, or (y) in the case of tenant improvements, the removal thereof is in the ordinary course of leasing office space which is a part of the Project.

Without limiting the foregoing grants, Grantor hereby pledges to Beneficiary, and grants to Beneficiary a security interest in, all of Grantor's present and hereafter acquired right, title and interest in and to the Properties and any and all

     C. cash and other funds now or at any time hereafter deposited by or for Grantor on account of tax, special assessment, replacement or other reserves required to be maintained pursuant to the Loan Documents (as hereinafter defined) with Beneficiary or a third party, or otherwise deposited with, or in the possession of, Beneficiary pursuant to the Loan Documents; and

     D. surveys, soils reports, environmental reports, guaranties, warranties, architect's contracts, construction contracts, drawings and specifications, applications, permits, surety bonds and other contracts relating to the acquisition, design, development, construction and operation of the Project to the extent assignable in accordance with applicable agreements and law; and

     E. present and future rights to condemnation awards, insurance proceeds or other proceeds at any time payable to or received by Grantor on account of the Project or any of the foregoing personal property.

All personal property hereinabove described is hereinafter referred to as the "Personal Property".

                            SECURITY AGREEMENT CLAUSE

If any of the Properties are of a nature that a security interest therein can be perfected under the Uniform Commercial Code, this instrument shall constitute a security agreement and financing statement if permitted by applicable law and Grantor agrees to join with Beneficiary in the execution of any financing statements and to execute any other instruments that may be required for the perfection or renewal of such security interest under the Uniform Commercial Code.

Grantor shall cooperate with Beneficiary in perfecting its security interest in any Property mortgaged hereby which consists of deposit accounts, investment property, letter-of-credit rights and electronic chattel paper and, at Beneficiary's request, Grantor shall execute documents or take such other actions as are necessary to effectuate same.

Security Agreement. As to any part of the Properties which constitute personal property as opposed to real property, this instrument shall constitute a security agreement under the Uniform Commercial Code, and as to such collateral, Grantor hereby grants to Beneficiary a security interest therein. As to such personal property, Beneficiary shall have, in addition to all rights and remedies otherwise provided by law, the rights and remedies of a secured party under the Uniform Commercial Code of Tennessee, in addition to the rights and remedies provided herein or in any other instrument related hereto or by applicable law. Nevertheless, to the full extent permitted by law, all parts of the Properties shall be deemed to be real property or fixtures and a part of the freehold, and not personal property.

                                 SECURING CLAUSE

TO HAVE AND TO HOLD the same unto Trustee for the purpose of securing:

     (a) Payment to the order of Beneficiary of the indebtedness evidenced by the Notes; and

     (b) Payment of all sums that may become due Beneficiary under the provisions of, and the performance of each agreement of Grantor contained in, the Loan Documents.

Notwithstanding any of the covenants and conditions contained in this Agreement, the exclusive and sole remedy of the Beneficiary and any transferee or endorsee after transfer or endorsement or assignment of this Agreement against the Grantor for an Event of Default shall be foreclosure under this Agreement. In the event of foreclosure or the exercise of any rights by the Beneficiary, no deficiency or other personal judgment, nor any order or decree of specific performance nor any recovery or remedy of any kind, shall be sought or rendered against the Grantor, or its successors and assigns, (including any incorporator, member, director, officer, employee, counsel or agent of the Grantor, their heirs, personal representatives, transferees, successor or assigns, as the case may be), nor shall any action or proceeding be brought against the Grantor (including any incorporator, member, director, officer, employee, counsel or agent of the Grantor). Further, the Beneficiary by acceptance of this Agreement, acknowledges that as regards the Grantor (including any incorporator, member director, officer, employee, counsel or agent thereof), it has not relied upon nor will it in the future rely upon any warranty, representation or statement by the Grantor or its incorporators, members, officers, directors, employees, counsel or agents concerning Koger's financial condition or affairs or any other matter concerning Koger. The provision of this paragraph shall not limit or impair the rights of the Beneficiary as regards to parties other than the Grantor under the Loan Documents. Nothing contained in this Agreement shall constitute a waiver or otherwise impair the Grantor's right to indemnification and reimbursement under the Security Lease (as defined below in the provision entitled "Grantor Covenants") or any other right of the Grantor under said Security Lease or any other agreement between the Grantor and Koger. Notwithstanding the foregoing provisions of this Agreement, nothing hereinabove stated shall in any way prevent or hinder the Beneficiary in the enforcement or foreclosure of the liens, deeds of trust, assignments, rights, and security interests now or at any time hereafter securing the Indebtedness but not against the Grantor or its successor and assigns, (including any incorporator, member, director, officer, employee, counsel or agent of the Grantor, their heirs, personal representatives, transferees, successors or assigns, as the case may be). The Grantor shall not be obligated to take any action or execute any instrument pursuant to any provisions hereof, or any other document until it shall have been requested to do so by Koger or the Beneficiary in writing and shall have received from Koger or the Beneficiary assurance and indemnification satisfactory to the Grantor that the Grantor shall be reimbursed for its reasonable expenses incurred or to be incurred, and indemnified against all losses, expenses, and any risk or liabilities incurred or to be incurred in connection with the taking of such action or executing such document on terms satisfactory to the Grantor, and no action shall be taken by the Grantor except in its sole discretion.

     The Grantor, its successors and assigns, (including any incorporator, member, director, officer, employee, counsel or agent and their heirs, personal representatives, transferees, successors or assigns, as the case may be), shall have no personal liability for any representation, warranty, covenant or agreement contained herein or any other Loan Documents and said parties are fully exculpated therefrom by Beneficiary, Trustee and Koger.

     No recourse of any kind or nature under or upon any obligation, covenant, or agreement contained in this Agreement, the Notes secured hereby, or any of the Loan Documents or by the enforcement of any assessment or by any legal or equitable proceeding by virtue of any constitution or statute or otherwise, or under any circumstances, under or independent of the Loan Documents, shall be had against the Grantor or any incorporator, member, director, officer or counsel, as such, past, present, or future, of the Grantor, either directly or through the Grantor, or otherwise, for the payment of any sum that may be due and unpaid to Beneficiary under any Loan Documents. Any and all personal liability of every nature, whether at common law or in equity, or by statute, constitution, or otherwise, of the Grantor or any such incorporator, member, director, officer, or counsel of the Grantor, as such, to respond by reason of any act or mission on his or her part, or otherwise, for, directly or indirectly, the payment or performance under any Loan Documents, is hereby expressly waived and released as a condition of and in consideration for the execution of the Loan Documents by the Grantor.

     Koger does hereby indemnify the Grantor and each incorporator, member, director, officer or counsel of the Grantor, as such, past, present, or future (the "Indemnified Parties") against and save all Indemnified Parties harmless from any and all liabilities, penalties, fines, forfeitures, demands, claims, causes of actions, suits, costs and expenses incidental thereto (including costs of defense and settlement and reasonable attorney fees) which the Indemnified Parties may suffer, incur or be responsible for or pay out as the results of the Grantor's execution of this document or any other Loan Documents. This indemnification shall be in addition to and not in derogation of any other indemnifications contained in this Agreement or any other agreement between the Grantor and Koger or any other party.

     Notwithstanding any provision of this Agreement to the contrary, it is understood and agreed by all parties that this Agreement shall be subordinate to the right of the Grantor to receive payments in lieu of taxes to and including the date of termination of the Security Lease as a result of a sale of the Property pursuant to the exercise of remedies by Beneficiary hereunder, or any other termination of the Security Lease which results in the Property being owned by an entity subject to taxation.

                               DEFINITIONS CLAUSE
                               ------------------

"Absolute Assignment" means each Absolute Assignment of Leases and Rents recorded in the County in connection with the Existing Lien Instruments or the Leasehold Deed of Trust, as either may be consolidated and amended concurrently herewith.

"Environmental Indemnity Agreements" mean the Environmental Indemnity Agreement dated December 15, 1996 and the Environmental Indemnity Agreement dated September 2, 1999, as amended from time to time.

"Indebtedness" means all amounts due and payable under the Notes.

"Lien Instrument" means any of the following recorded in the County: (i) the Existing Lien Instruments, as such instruments may be consolidated, spread, amended, modified, extended or restated from time to time, (ii) any of the New Lien Instruments, as they may be consolidated, spread, amended, modified extended or restated from time to time, and

(iii) the IDB Lien Instruments as they may be consolidated, spread, amended, modified, extended or restated from time to time.

"Loan Documents" means the Fee Deed of Trust, as amended in this Agreement; the Leasehold Deed of Trust, as amended; the Other Lien Instruments; the Notes; the Absolute Assignment; the Other Assignments of Leases; those certain Certifications of Borrower dated December 16, 1996 and September 2, 1999, to the extent not inconsistent with the other Loan Documents; the Notes A and B Loan Commitment; the Notes C and D Loan Commitment; the Release and Substitution Commitment; the Master Loan Agreement, and any other agreement entered into by Grantor and delivered to Beneficiary in connection with the indebtedness evidenced by the Notes, except for any separate Environmental Indemnity agreement, as any of the foregoing may be amended from time to time.

"Master Loan Agreement" means the Master Loan Agreement of even date herewith.

"Notes A and B Loan Commitment" means that certain Application dated July 29, 1996 and acceptance letter dated September 10, 1996 executed by Beneficiary.

"Notes C and D Loan Commitment" means that certain Application dated February 26, 1999 and acceptance letter dated April 5, 1999 executed by Beneficiary.

"Other Assignments of Leases" means the Absolute Assignment(s) of Leases and Rents recorded in each county, other than the County, where real property securing the Notes is located.

"Other Lien Instruments" means the Lien Instruments recorded in each county, other than the County, where real property securing the Notes is located.

"Project" means each of the buildings or unimproved sites described in Exhibit A attached hereto.

"Release and Substitution Commitment" means that certain letter dated August 24, 2001 from Beneficiary to Beneficiary, accepted August 29, 2001 by Beneficiary.

"Valuation" means the amount mutually agreed to by Grantor and Beneficiary or, if such parties do not so mutually agree, upon the following appraisal procedure which shall be initiated by Grantor by giving written notice to Beneficiary which shall include its designation of an appraiser (the "First Appraiser"). Within twenty (20) days after the service of the notice designating the First Appraiser, Beneficiary shall give written notice to Grantor designating the second appraiser (the "Second Appraiser"). If the Second Appraiser is not so designated within the time above specified, the appointment of the Second Appraiser shall be made in the same manner as is hereinafter provided for the appointment of the third appraiser (the "Third Appraiser") in the event the First and Second Appraisers are unable to agree upon the Third Appraiser. The First and Second

Appraisers so designated or appointed shall meet within ten (10) days after the Second Appraiser is appointed, and if, within thirty (30) days after the Second Appraiser is appointed, the First and Second Appraisers do not agree upon the Valuation, they shall appoint a Third Appraiser who shall be a competent and impartial person. In the event of their being unable to agree upon such appointment within ten (10) days after the time aforesaid, the Third Appraiser shall be selected by Beneficiary and Grantor if they can agree thereon within a further period of fifteen (15) days. If the parties do not agree, or if for any reason the three appraisers have not been chosen within fifteen (15) days after the expiration of the fifteen (15) day period referred to in the immediately preceding sentence, either the Beneficiary or Grantor, on behalf of both, may request such appointment by the presiding Judge of the United States District Court for the District in which the Project is located. In the event of the failure, refusal or inability of any appraiser to act, a new appraiser shall be appointed in his stead, which appointment shall be made in the same manner as herein before provided for the appointment of such appraiser so failing, refusing or being unable to act. Grantor shall pay the fees and expenses of all appraisers. Any appraiser designated to serve in accordance with the provisions of this Agreement shall be qualified to appraise the type of property being appraised in the County and State in which the Project in question is located, shall be a member of the Appraisal Institute (or any successor association or body of comparable standing if such Institute is not then in existence) and shall have been actively engaged in the appraisal of real estate in the County (set forth above) for a period of not less than ten (10) years immediately preceding its appointment. The Appraisers shall determine the Valuation, provided, however, no value shall be attributed to good will. The Appraisers may employ such independent counsel and accountants, unaffiliated with Beneficiary or Grantor as any two of the three appraisers shall determine to be necessary or advisable to assist them in carrying out their duties hereunder. The fees and expenses of such counsel and accountants shall be borne by Grantor. A decision joined in by two of the three appraisers shall be the decision of the appraisers. In the event no two appraisers can agree, the decision of the Third Appraiser shall be conclusive. After reaching a decision, the appraisers shall give written notice thereof to Beneficiary and Grantor.

NOTHING CONTAINED HEREIN IS INTENDED TO CONSTITUTE AN ALLOCATION OF SECURITY FOR PURPOSES OF BENEFICIARY'S REMEDIES; AND GRANTOR AGREES THAT UNTIL THE RELEASE OF SECURITY PURSUANT TO THE TERMS HEREOF, ALL OF THE PROPERTIES SECURE THE NOTES.

TO PROTECT THE SECURITY OF THIS DEED OF TRUST, GRANTOR REPRESENTS, COVENANTS AND AGREES AS SET FORTH BELOW:

Payment of Debt. Grantor agrees to pay the Indebtedness promptly and in full compliance with the terms of the Loan Documents.

Ownership. Grantor represents that it owns the Properties and has good and lawful right to convey the same and that the Properties are free and clear from any and all encumbrances whatsoever, except as appears in the title evidence accepted by Beneficiary. Grantor does hereby forever warrant and shall forever defend the title and possession thereof against the lawful claims of any and all persons whomsoever.

Maintenance of Property and Compliance with Laws. Grantor agrees to keep the Projects and other improvements now or hereafter erected on the Land in good condition and repair; not to commit or suffer any waste; to comply with all laws, rules and regulations affecting the Properties with which the failure to comply would have a material adverse effect on any Project; and to permit Beneficiary to enter at all reasonable times and upon 24 hours prior notice for the purpose of inspection and of conducting, in a reasonable and proper manner, such tests to be conducted at Beneficiary's expense, except as otherwise provided for in any separate environmental indemnity agreement as Beneficiary determines to be necessary in order to monitor Grantor's compliance with applicable laws and regulations regarding hazardous materials affecting the Properties.

Notwithstanding the foregoing, the Grantor is not required to restore or repair buildings or improvements to the extent insurance proceeds or condemnation awards are not made available by the Beneficiary to the Grantor for such purpose but are instead used by Beneficiary to repay a portion of the balance of the Notes. If Grantor is not required to restore or repair the damaged or taken Project in accordance with the immediately preceding sentence, it shall (i) for any partially destroyed or taken building or improvements secure and enclose the remaining portion of the building or improvements so as to make such remaining portions of such building or improvements reasonably usable to the extent practical and (ii) for any building or improvements which are substantially or totally destroyed, demolish such remaining building or improvements and rough grade and landscape the applicable portion of the Land in accordance with the requirements of applicable governmental authorities so that the remaining portion of such destroyed building or improvements do not present a safety hazard or detract from the overall scenic surroundings of the applicable Project.

Insurance. Koger agrees to keep the Properties insured for the protection of Beneficiary in such manner and in such amounts and in such companies as Beneficiary may from time to time approve, and to keep the policies or certificates therefor, properly endorsed, on deposit with Beneficiary; that insurance loss proceeds (less expenses of collection) shall, at Beneficiary's option, be applied on the Indebtedness, whether due or not, or to the restoration of the Properties, or be released to Grantor, but such application or release shall not cure or waive any default under any of the Loan Documents. If Beneficiary elects to apply the insurance loss proceeds on the Indebtedness, no prepayment privilege fee shall be due on the amount of proceeds so applied.

Notwithstanding the immediately preceding paragraph, Beneficiary agrees that if the insurance loss proceeds are less than $500,000 (increased by 3% per year from December 16, 1996) for any one casualty, such proceeds will be released to Koger for reasonable restoration of the Project (which, for purposes of this provision includes rebuilding or replacement such that the Valuation of applicable Project is not diminished) and the other provisions of this covenant shall not be applicable, provided, however, insurance loss proceeds under this paragraph shall not be released to Koger if Beneficiary has previously released insurance loss proceeds to Koger and the applicable Project has not been so restored.

Notwithstanding the two immediately preceding paragraphs, Beneficiary agrees that if there then exists no Event of Default under any Loan Document and if the insurance loss proceeds are $500,000 or more (increased by 3% per year from December 16, 1996) but less than the unpaid principal balance of the Notes and if the casualty occurs prior to the last three years of the term of the Notes, then the insurance loss proceeds (less expenses of collection) shall be applied to restoration of the Project to its condition prior to the casualty, subject to satisfaction of the following conditions:

     (a) There is no existing Event of Default at the time of casualty, and if there shall occur any Event of Default after the date of the casualty, Beneficiary shall have no further obligation to release insurance loss proceeds hereunder.

     (b) The casualty insurer has not denied liability for payment of insurance loss proceeds as a result of any act, neglect, use or occupancy of the Project by Grantor or any tenant of the Project.

     (c) Beneficiary shall be satisfied that the amount necessary to complete the restoration of the Project is available from all insurance loss proceeds so held, together with supplemental funds which Koger commits to make available to such restoration and agrees to fund prior to the disbursement of any insurance proceeds. Any remaining insurance loss proceeds may, at the option of Beneficiary, be applied on the Indebtedness, whether or not due, or be released to Koger.

     (d) If required by Beneficiary, Beneficiary shall be furnished a satisfactory report addressed to Beneficiary from an environmental engineer or other qualified professional satisfactory to Beneficiary to the effect that no adverse environmental impact to the Project resulted from the casualty or, if any such impact has resulted, that the same has been corrected to Beneficiary's satisfaction.

     (e) Beneficiary shall release casualty insurance proceeds as restoration of the Project progresses provided that Beneficiary is furnished satisfactory evidence of the costs of restoration and if, at the time of such release, there shall exist no Event of Default under the Loan Documents. In addition, (i) the drawings and specifications for the restoration shall be approved by Beneficiary in writing prior to commencement of the restoration, and (ii)

          Beneficiary shall receive an administration fee equal to 1% of the cost of restoration.

     (f) Prior to each release of funds, Koger shall obtain for the benefit of Beneficiary an endorsement to Beneficiary's title insurance policy insuring against any liens arising from the restoration.

     (g) Koger shall pay all costs and expenses incurred by Beneficiary, including, but not limited to, outside legal fees, title insurance costs, third-party disbursement fees, third-party engineering reports and inspections deemed necessary by Beneficiary.

     (h) All applicable reciprocal easement and operating agreements, if any, shall remain in full force and effect between the parties thereto on and after restoration of the Project.

     (i) Beneficiary shall be satisfied that the operating income from the real property securing the Notes which has not been destroyed plus loss of rents insurance proceeds will be sufficient to provide annual debt service coverage under all Indebtedness at least 1.3 times.

     (j) All leases of more than 10,000 rentable square feet in effect at the time of the casualty with tenants who have entered into Beneficiary's form of Non-Disturbance and Attornment Agreement or similar agreement shall remain in full force and each tenant thereunder shall be obligated, or shall elect, to continue the lease term at full rental (subject only to abatement, if any, during any period in which the Project or a portion thereof shall not be used and occupied by such tenant as a result of the casualty) or, in the alternative, a replacement tenant(s) approved by Beneficiary have entered into an approved lease(s) for such space.

If a casualty as described in the preceding paragraph damages more than one Project and one or more of the damaged Projects satisfies the conditions of (a) through (j) above (each a "Qualifying Project") and one or more of the damaged Projects does not satisfy the conditions of (a) through (j) above (a "Non - Qualifying Project"), insurance loss proceeds allocated by Beneficiary shall be applied to restoration of each Qualifying Project, as provided in the preceding paragraph. Such allocation of insurance proceeds by Beneficiary shall be made in the same ratio that the aggregate net rentable square feet of each Qualifying Project bears to the sum of the aggregate net rentable square feet of each Qualifying Project plus the aggregate net rentable square feet of each Non - Qualifying Project.

Earthquake. If the Property is damaged by an earthquake during the term of the
Indebtedness:

     (A) Beneficiary may require a new "Seismic Risk Estimate" (as defined below) to be performed at Grantor's expense, and

     (B) Grantor shall perform repair and retrofit work, satisfactory to Beneficiary, which results in (i) the complete repair of the Property and (ii) the performance of a subsequent Seismic Risk Estimate verifying that the Property meets "Minimum Seismic Criteria" (as defined below). Such work shall be commenced and completed as soon as possible and in any event within one year of the earthquake.

Without limiting the Grantor's obligation to cause the Property to satisfy Minimum Seismic Criteria, during any period of time in which the Property does not satisfy Minimum Seismic Criteria, Grantor shall provide Beneficiary with evidence of, and maintain, "Earthquake Insurance" (as defined below). In the event Earthquake Insurance is not attainable, Grantor shall furnish Beneficiary a clean letter of credit in an amount and form satisfactory to Beneficiary in lieu of such Earthquake Insurance.

As used herein, "Earthquake Insurance" means a policy satisfactory to Beneficiary with a deductible of no greater than 5% of the "Replacement Cost" (as defined below) and in an amount calculated as follows: (i) the "Loan Amount" (as defined below) plus (ii) the "Specified Loss Dollar Amount" (as defined below) plus (iii) 5% of the Replacement Cost minus (iv) 90% of the "Market Value" (as defined below).

As used herein, "Loan Amount" shall mean the total principal amount advanced under the Note.

As used herein, "Loan Plus Specified Loss" means the sum of the Loan Amount and the Specified Loss Dollar Amount.

As used herein, "Market Value" means the estimated fair market value of the Property, determined by Beneficiary in its sole discretion, at the time a Seismic Risk Estimate is performed.

As used herein, "Minimum Seismic Criteria" means that both the Specified Loss Percentage for the Property is less than or equal to 30% and the Loan Plus Specified Loss is less than or equal to 90% of the Market Value.

As used herein, "Model" means a computer based seismic model selected by Beneficiary, currently the Insurance and Investment Risk Assessment System ("IRAS") program by Risk Management Solutions ("RMS").

As used herein, "Replacement Cost" means the estimated total cost, determined by Beneficiary in its sole discretion, to construct all of the Improvements as if the Property were completely unimproved (not including the cost of site work, utilities and foundation).

As used herein, "Seismic Risk Estimate" refers to the results of a seismic risk estimate for the Property produced by the Model. Grantor agrees that it will not rely for its own evaluation purposes on the Seismic Risk Estimate produced by or for Beneficiary.

As used herein, "Specified Loss Dollar Amount" means the "Specified Loss Percentage" (as defined below) multiplied by the Replacement Cost.

As used herein, "Specified Loss Percentage" means an estimate produced by the Model of the earthquake damage to the Property, expressed as a percentage of Replacement Cost. Beneficiary's parameters for the Model are based on a 90% probability that the level of damage predicted will not be exceeded in an earthquake with an expected 475 year return period.

Condemnation. Grantor hereby assigns to Beneficiary (i) any award and any other proceeds resulting from damage to, or the taking of, all or any portion of any Project in connection with condemnation proceedings or the exercise of any power of eminent domain and (ii) the proceeds from any sale or transfer in lieu thereof (less expenses of collection), which shall be applied to restoration of the affected Project, subject to the provisions stated above for application of insurance loss proceeds and subject to the further condition that restoration or replacement of the improvements on the Land to their functional and economic utility prior to such damage or taking be possible within the Project in which such taking occurred. Any portion of such award and proceeds not applied to restoration shall, at Beneficiary's option, be applied on the Indebtedness, whether due or not, or be released to Grantor, but such application or release shall not cure or waive any default under any of the Loan Documents. If Beneficiary elects to apply the condemnation award and proceeds on the Indebtedness, no Prepayment Fee shall be due on the amount of award or proceeds so applied.

Taxes and Special Assessments. Grantor agrees to pay before delinquency all taxes and special assessments of any kind that have been or may be levied or assessed against the Properties, this instrument, the Notes or the Indebtedness, or upon the interest of Trustee or Beneficiary in the Properties, this instrument, the Notes or the Indebtedness, and to procure and deliver to Beneficiary a copy of the official receipt of the proper officer showing timely payment of all such taxes and assessments; provided, however, that Grantor shall not be required to pay any such taxes or special assessments if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings and funds sufficient to satisfy the contested amount have been deposited in an escrow satisfactory to Beneficiary or paid to the taxing authority.

Personal Property. With respect to the Personal Property, Grantor hereby represents, warrants and covenants as follows:

     (a) Except for the security interest granted hereby, Grantor is, and as to portions of the Personal Property to be acquired after the date hereof will be, the sole owner of the Personal Property, free from any lien, security interest, encumbrance or adverse claim thereon of any kind whatsoever subject, however, to the rights of any tenants under their leases. Grantor shall notify Beneficiary of, and shall indemnify and defend Beneficiary and the Personal Property against, all claims and demands of all persons at any time claiming the Personal Property or any part thereof or any interest therein.

     (b) Except as otherwise provided above, Grantor shall not lease, sell, convey or in any manner transfer the Personal Property without the prior consent of Beneficiary.

     (c) Grantor maintains a place of business at the address set forth in the first paragraph of this instrument, and Grantor shall immediately notify Beneficiary in writing of any change in its place of business.

     (d) At the request of Beneficiary, Grantor shall join Beneficiary in executing one or more financing statements and continuations and amendments thereof pursuant to the Uniform Commercial Code of the jurisdiction in which the Project is located in form satisfactory to Beneficiary, and Grantor shall pay the cost of filing the same in all public offices wherever filing is deemed by Beneficiary to be necessary or desirable.

Other Liens. Grantor agrees to keep the Properties free from all other mortgage liens and from all liens prior to the lien created hereby. The creation of any other mortgage lien, whether or not prior to the lien created hereby, the creation of any prior lien on or the assignment or pledge by Grantor of its revocable license to collect, use and enjoy rents and profits from the Properties shall constitute a default under the terms of this instrument. The term "mortgage" includes a mortgage, deed of trust, deed to secure debt or any other security interest in the Project.

Grantor Covenants. Grantor acknowledges that it has entered into that certain Real Property Lease Agreement dated as of September 28, 1999 by and between Grantor and Koger (the "Security Lease") whereby the Property has been leased to Koger. Grantor agrees as follows:

     (a) Grantor hereby consents to the loan evidenced by the Notes.

     (b) Grantor covenants that it shall fully perform its obligations under the Security Lease.

     (c) Grantor represents and warrants that the Security Lease is in full force and effect and has not been amended, and there are no defaults, claims or offsets thereunder nor any matters that may ripen into a default, claim or offset.

     (d) Grantor confirms that the Beneficiary shall be afforded all of the benefits afforded to leasehold mortgagees as set forth in the Security Lease, including but not limited to notices to Beneficiary at the following address:

                  The Northwestern Mutual Life Insurance Company
                  720 East Wisconsin Avenue
                  Milwaukee, WI  53202
                  Attention:  Real Estate Investment Dept.
                  NML Loan No. C-332344

         with a copy to:

                  Northwestern Investment Management Company
                  One Tampa City Center, Suite 2865
                  Tampa, FL 33602
                  Attention:  Regional Director
                  NML Loan No. C-332344

     (e) Grantor agrees to consent, in writing, to all future renewals, modifications, and extensions of this instrument, if any, agreed to between Koger and Beneficiary. If, for any reason, Grantor fails to give its consent as required in the preceding sentence, Grantor hereby absolutely and irrevocably waives any consent or approval rights.

     (f) Where applicable, approvals or consents under the Security Lease shall not be unreasonably withheld, delayed or conditioned by the Grantor.

     (g) Grantor hereby agrees that Beneficiary shall have the right to cure any default by the lessee thereunder within the applicable time for cure by the lessee thereunder plus a reasonable time thereafter.

     (h) Grantor shall take no action to terminate the Security Lease without first giving Beneficiary notice and a reasonable time within which to complete foreclosure proceedings or otherwise acquire the interest of the lessee thereunder.

     (i) In the event of termination of the Security Lease prior to the expiration of its term, Grantor shall, at Beneficiary's request, enter into a new lease with Beneficiary for the remainder of the term of the Security Lease at the rent and with all the agreements, terms, covenants and conditions thereof, including any applicable rights of renewal.

     (j) No agreement modifying, canceling or surrendering the Security Lease shall be effective without the prior written consent of Beneficiary and any purported termination, amendment, cancellation, surrender or merger without the prior written consent of Beneficiary shall constitute a default hereunder.

     (k) Grantor acknowledges that the Security Lease contains a provision giving the lessee thereunder the option to purchase the fee interest in the Property for $1000.00. Grantor hereby agrees that such option shall be exercisable by Beneficiary if it forecloses on Koger's leasehold interest in the Security Lease.

Subjecting the Fee. Grantor is subjecting its fee simple estate in the Property, and subordinating the Security Lease, to the lien of this instrument. Grantor understands and agrees, after consultation with legal counsel, that this structure results in the following:

     (a) An Event of Default by Grantor hereunder or under the other Loan Documents will entitle Beneficiary to exercise its foreclosure and other rights and remedies against its lien on the fee interest in the Property held by Grantor as well as against its lien on Koger's leasehold interest under the Security Lease; and

     (b) Even absent an Event of Default or the exercise of Beneficiary's remedies, each and every term and provision of the Security Lease is now, and shall continue to be, fully subordinate and subject to every term and provision of this instrument, and in the case of conflict or inconsistent terms in the Security Lease (including, without limitation, the terms relating to condemnation, casualty, release of insurance loss proceeds, and limitations on rights granted to leasehold mortgagees), the terms of this instrument shall govern and prevail.

Suretyship Waivers. This instrument is intended to constitute the primary obligation of Grantor and Koger (each, an "Obligor"), with respect to the obligations of each such Obligor hereunder, and neither Obligor is intended to be a guarantor or surety or otherwise only secondarily liable with respect to matters covered hereby. Without limiting or lessening the primary liability of Obligors hereunder, Beneficiary may, without notice to Obligors,

     (a) grant extensions of time or any other indulgences on the Notes and related obligations;

     (b) take, give up, modify, vary, exchange, renew or abstain from perfecting or taking advantage of any security for the Notes and related obligations; and

     (c) accept or make compositions or other arrangements with Koger or Grantor under the Loan Documents, realize on any security, and otherwise deal with Obligors and other parties and security as Beneficiary may deem expedient; and

each Obligor hereby waives any right to require Beneficiary:

     (d) to proceed against the other Obligor or any other party or to proceed against or apply any security it may hold for the Notes or otherwise, before proceeding against one or more of the Obligors;

     (e) to require Beneficiary to pursue any other remedy for the benefit of either Obligor.

Beneficiary may, at its election, foreclose upon any security held by it in one or more judicial or non-judicial sales without affecting or impairing the liability of Obligors. Obligors waive any defense arising out of such an election, notwithstanding that such election may operate to impair or extinguish any right or remedy of such Obligor against the other Obligor or any other security.

Leases. Grantor represents and warrants that there is no assignment or pledge of any leases of, or rentals or income from, the Property now in effect; and covenants that, until the Indebtedness is fully paid, it (i) shall not make any such assignment or pledge to anyone other than Beneficiary and (ii) shall not, unless expressly permitted under another provision in this instrument, make any assignment or pledge to anyone of its hereinafter described revocable license to collect, use and enjoy the rents and profits.

In consideration of the Indebtedness, Koger, pursuant to the Absolute Assignment, has assigned to Beneficiary all of Koger's right, title and interest in said leases, including Koger's right to collect, use and enjoy the rents and profits therefrom. Beneficiary has, in the Absolute Assignment, granted to Koger a license to collect, use and enjoy said rents and profits. Such license is revocable by Beneficiary pursuant to the terms of the Absolute Assignment.

Costs, Fees and Expenses. Grantor agrees to pay all costs, fees and expenses of this instrument; to appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Beneficiary or Trustee hereunder; to pay all costs and expenses, including the cost of obtaining evidence of title and reasonable attorney's fees, incurred in connection with any such action or proceeding; and to pay any and all attorney's fees and expenses of collection and enforcement in the event the Notes are placed in the hands of an attorney for collection, enforcement of any of the Loan Documents is undertaken or suit is brought thereon.

Failure of Grantor to Act. If Grantor shall fail to make any payment or do any act as herein provided, Beneficiary or Trustee may, without obligation so to do, without notice to or demand upon Grantor and without releasing Grantor from any obligation hereof: (i) make or do the same in such manner and to such extent as Beneficiary may deem necessary to protect the security hereof, Beneficiary or Trustee being authorized to enter upon the Properties for such purpose; (ii) appear in and defend any action or proceeding purporting to affect the security hereof, or the rights or powers of Beneficiary or Trustee; (iii) pay, purchase, contest or compromise any encumbrance, charge or lien which in the judgment of

Beneficiary is prior or superior hereto; and (iv) in exercising any such powers, pay necessary expenses, employ counsel and pay its reasonable fees. Sums so expended shall be payable by Grantor immediately upon demand with interest from date of expenditure at the Default Rate (as defined in the Notes). All sums so expended by Beneficiary and the interest thereon until paid shall be included in the Indebtedness and secured by the lien of this instrument.

Event of Default. Any default by Grantor in making any required payment of the Indebtedness or any default in any provision, covenant, agreement or warranty contained in any of the Loan Documents shall, except as provided in the two immediately succeeding paragraphs, constitute an "Event of Default".

Notice of Default. A default in any payment required in the Notes or any other Loan Document (a "Monetary Default") shall not constitute an Event of Default unless Beneficiary shall have given a written notice of such Monetary Default to Grantor and Grantor shall not have cured such Monetary Default by payment of all amounts in default (including payment of interest at the Default Rate, as defined in the Notes, from the date of default to the date of cure on amounts owed to Beneficiary) within five (5) business days after the date on which Beneficiary shall have given such notice to Grantor.

Any other default under the Notes or under any other Loan Document (a "Non-Monetary Default") shall not constitute an Event of Default unless Beneficiary shall have given a written notice of such Non-Monetary Default to Grantor and Grantor shall not have cured such Non-Monetary Default within thirty
(30) days after the date on which Beneficiary shall have given such notice of default to Grantor (or, if the Non-Monetary Default is not curable within such 30-day period, Grantor shall not have diligently undertaken and continued to pursue the curing of such Non-Monetary Default and deposited an amount sufficient to cure such Non-Monetary Default in an escrow account satisfactory to Beneficiary).

For purposes of this provision, written notice may be delivered personally or sent by certified mail or reputable courier service with charges prepaid, by telecopier or by such other method whereby the receipt thereof may be confirmed. Notice shall be deemed given on the date received. Any notice which is rejected, the acceptance of which is refused or which is incapable of being delivered for any reason shall be deemed received as of the date of attempted delivery.

In no event shall the notice and cure period provisions recited above constitute a grace period for the purposes of commencing interest at the Default Rate (as defined in the Notes).

Substitution of Trustee. Beneficiary and its successors and assigns may for any reason and at any time appoint a new or substitute Trustee by written appointment delivered to such new or substitute Trustee without notice to Grantor, without notice to, or the resignation or withdrawal by, the existing Trustee and without recordation of such written appointment unless notice or recordation is required by the laws of the jurisdiction in which the Property is located. Upon delivery of such appointment, the new or substitute Trustee shall be vested with the same title and with the same powers and duties granted to the original Trustee.

Appointment of Receiver. Upon commencement of any proceeding to enforce any right under this instrument, including foreclosure thereof, Beneficiary (without limitation or restriction by any present or future law, without regard to the solvency or insolvency at that time of any party liable for the payment of the Indebtedness, without regard to the then value of any Project, whether or not there exists a threat of imminent harm, waste or loss to any Project and whether or not the same shall then be occupied by the owner of the equity of redemption as a homestead) shall have the absolute right to the appointment of a receiver of the Properties and of the revenues, rents, profits and other income therefrom, and said receiver shall have (in addition to such other powers as the court making such appointment may confer) full power to collect all such income and, after paying all necessary expenses of such receivership and of operation, maintenance and repair of said Properties, to apply the balance to the payment of any of the Indebtedness then due.

Foreclosure. Upon the occurrence of an Event of Default, the entire unpaid Indebtedness shall, at the option of Beneficiary, become immediately due and payable for all purposes without any notice or demand, except as required by law, (ALL OTHER NOTICE OF THE EXERCISE OF SUCH OPTION, OR OF THE INTENT TO EXERCISE SUCH OPTION, BEING HEREBY EXPRESSLY WAIVED), and Beneficiary may, in addition to exercising any rights it may have with respect to the Personal Property under the Uniform Commercial Code of the jurisdiction in which the Project is located, institute proceedings in any court of competent jurisdiction to foreclose this instrument as a mortgage, or to enforce any of the covenants hereof, or Trustee or Beneficiary may, either personally or by agent or attorney in fact, enter upon and take possession of the Properties and may manage, rent or lease the Properties or any portion thereof upon such terms as Beneficiary may deem expedient, and collect, receive and receipt for all rentals and other income therefrom and apply the sums so received as hereinafter provided in case of sale. Trustee is hereby further authorized and empowered, as agent or attorney in fact, either after or without such entry, to sell and dispose of the Properties en masse or in separate parcels (as Trustee may think best), and all the right, title and interest of Grantor therein, by advertisement or in any manner provided by the laws of the jurisdiction in which the Properties is located, (GRANTOR HEREBY EXPRESSLY WAIVES ANY RIGHT TO A HEARING PRIOR TO SUCH
SALE), and to issue, execute and deliver a deed of conveyance, all as then may be provided by law; and Trustee shall, out of the proceeds or avails of such sale, after first paying and retaining all fees, charges, costs of advertising the Properties and of making said sale, and attorneys' fees as herein provided, apply such proceeds to the Indebtedness, including all sums advanced or expended by Beneficiary or the legal holder of the Indebtedness, with interest from date of advance or expenditure at the Default Rate (as defined in the Notes), rendering the excess, if any, as provided by law; such sale or sales and said deed or deeds so made shall be a perpetual bar, both in law and equity, against Grantor, the heirs, successors and assigns of Grantor, and all other persons claiming the Properties aforesaid, or any part thereof, by, from, through or under Grantor. The legal holder of the Indebtedness may purchase the Properties or any part thereof, and it shall not be obligatory upon any purchaser at any such sale to see to the application of the purchase money.

Redemption. Grantor agrees, to the full extent permitted by law, that upon an Event of Default, neither Grantor nor anyone claiming through or under Grantor will set up, claim, or seek to take advantage of any moratorium, reinstatement, forbearance, appraisement, valuation, stay, homestead, extension, exemption or statutory, common law, or equitable redemption laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Agreement, or the sale of the Property, or the delivery of possession thereof immediately after such sale to the purchaser at such sale, and Grantor, for itself and all who may at any time claim through or under it, hereby waives to the full extent that it may lawfully do so, the benefit of all such laws.

Due on Sale. The present ownership and management of the Property is a material consideration to Beneficiary in making the loan secured by this instrument, and Grantor shall not convey or enter into any contract to convey (land contract/installment sales contract/contract for deed) title to all or any part of the Properties (other than office leases located in one of the Projects), except as provided in the MASTER LOAN AGREEMENT. Any violation of this provision shall constitute a default under the terms of this instrument.

Property Substitution. Koger has the right to substitute properties as collateral for the Indebtedness, subject to the terms of the MASTER LOAN AGREEMENT.

Full and Partial Releases. Koger has the right to request release of some or all of the Projects from the lien hereof pursuant to the terms of the MASTER LOAN AGREEMENT.

Additional Collateral/Cross-Default. Each of the Notes is cross-defaulted with the others, and Grantor has granted to Beneficiary a lien on properties described in the Other Lien Instruments in addition to those described herein as additional security for the Notes, all as further described in the Master Loan Agreement.

In the event there shall be any Event of Default, Beneficiary may institute (i) a joint proceeding with respect to any two or more documents constituting a "Lien Instrument" as defined above or (ii) separate proceedings with respect to each document constituting a Lien Instrument. Said separate proceedings may be instituted simultaneously or in such order and at such times as Beneficiary may elect and no such election shall waive any right of Beneficiary to subsequently enforce any such Lien Instrument in the same or any other proceedings. The pendency of any proceedings with respect to any Lien Instrument shall not be grounds for the abatement or for hindering, delaying or preventing any proceedings with respect to any other Lien Instrument. An Event of Default under each Lien Instrument shall constitute a separate cause of action, and the institution of proceedings upon one or two, but not all, shall not be construed as a splitting or waiver of a cause by Beneficiary. Grantor, on behalf of itself and any transferee of the Property, hereby waives any right which it may have to require Beneficiary, and Beneficiary shall not be required, to marshall assets or to proceed against security other than the Property prior to or contemporaneously with proceeding against the Property.

Deposits by Grantor. To assure the timely payment of real estate taxes and special assessments, Beneficiary shall have the option upon the occurrence of an Event of Default to require Grantor to deposit funds with Beneficiary, in monthly or other periodic installments in amounts estimated by Beneficiary from time to time sufficient to pay real estate taxes and special assessments as they become due. If at any time the funds so held by Beneficiary, or in such other account, shall be insufficient to pay any of said expenses, Grantor shall, upon receipt of notice thereof, immediately deposit such additional funds as may be necessary to remove the deficiency. All funds so deposited shall be irrevocably appropriated to Beneficiary to be applied to the payment of such real estate taxes and special assessments and, at the option of Beneficiary after an Event of Default, the Indebtedness then due, by acceleration or otherwise.

Notwithstanding the above, upon the occurrence of an Event of Default, Beneficiary shall, so long as no delinquency would occur, cooperate with Grantor to attain payment discounts available to Grantor and permit Grantor to contest the amount of such taxes.

Modification of Terms. Without affecting the liability of Grantor or any other person (except any person expressly released in writing) for payment of the Indebtedness or for performance of any obligation contained herein and without affecting the rights of Beneficiary with respect to any security not expressly released in writing, Beneficiary may, at any time and from time to time, either before or after the maturity of the Notes, without notice or consent: (i) release any person liable for payment of all or any part of the Indebtedness or for performance of any obligation; (ii) make any agreement extending the time or otherwise altering the terms of payment of all or any part of the Indebtedness, or modifying or waiving any obligation, or subordinating, modifying or otherwise dealing with the lien or charge hereof; (iii) exercise or refrain from exercising or waive any right Beneficiary may have; (iv) accept additional security of any kind; (v) release or otherwise deal with any property, real or personal, securing the Indebtedness, including all or any part of the Property.

Exercise of Options. Whenever, by the terms of this instrument, of the Notes or any of the other Loan Documents, Beneficiary is given any option, such option may be exercised when the right accrues, or at any time thereafter, and no acceptance by Beneficiary of payment of Indebtedness in default shall constitute a waiver of any default then existing and continuing or thereafter occurring.

Nature and Succession of Agreements. Each of the provisions, covenants and agreements contained herein shall inure to the benefit of, and be binding on, the heirs, executors, administrators, successors, grantees, lessees and assigns of the parties hereto, respectively, and the term "Beneficiary" shall include the owner and holder of the Notes.

Legal Enforceability. No provision of this instrument, the Notes or any other Loan Documents shall require the payment of interest or other obligation in excess of the maximum permitted by law. If any such excess payment is provided for in any Loan Documents or shall be adjudicated to be so provided, the provisions of this paragraph shall govern and Grantor shall not be obligated to pay the amount of such interest or other obligation to the extent that it is in excess of the amount permitted by law.

Captions. The captions contained herein are for convenience and reference only and in no way define, limit or describe the scope or intent of, or in any way affect this instrument.

Miscellaneous. Time is of the essence in each of the Loan Documents. The remedies of Beneficiary as provided herein or in any other Loan Document or at law or in equity shall be cumulative and concurrent, and may be pursued singly, successively, or together at the sole discretion of Beneficiary, and may be exercised as often as occasion therefor shall occur; and neither the failure to exercise any such right or remedy nor any acceptance by Beneficiary of payment of Indebtedness in default shall in any event be construed as a waiver or release of any right or remedy. Neither this instrument nor any other Loan Document may be modified or terminated orally but only by agreement or discharge in writing and signed by Grantor and Beneficiary. If any of the provisions of any Loan Document or the application thereof to any persons or circumstances shall to any extent be invalid or unenforceable, the remainder of such Loan Document and each of the other Loan Documents, and the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of each of the Loan Documents shall be valid and enforceable to the fullest extent permitted by law.

Waiver of Jury Trial. Grantor hereby waives any right to trial by jury with respect to any action or proceeding (a) brought by Grantor, Beneficiary or any other person relating to (i) the obligations secured hereby and/or any understandings or prior dealings between the parties hereto or (ii) the Loan Documents or the Environmental Indemnity Agreement, or (b) to which Beneficiary is a party.

Governing Law. The accrual of interest on the indebtedness evidenced by the Note and on all other amounts due under any of the Loan Documents, including without limitation interest at the Interest Rate (as defined in the Note) and interest at the Default Rate (as defined in the Note) payable hereunder, shall be governed and construed, for purposes of determining compliance with any law governing the maximum rate of interest that can be charged on the indebtedness evidenced by the Note and on all other amounts due under any of the Loan Documents, by the laws of the State of Wisconsin. For all other purposes, this instrument, the interpretation hereof and the rights, obligations, duties and liabilities hereunder shall be governed and controlled by the laws of the State of Tennessee.





                  (remainder of page intentionally left blank)

IN WITNESS WHEREOF, this instrument has been executed by the Grantor, Koger and Beneficiary as of the day and year first above written.

                                                THE INDUSTRIAL DEVELOPMENT
                                                BOARD OF THE CITY OF
                                                MEMPHIS AND COUNTY OF SHELBY

                                                By:  s/Chris J. Saeneck
                                                     ---------------------------
                                                Name:
                                                     ---------------------------









                       (signatures continued on next page)

                    (signatures continued from previous page)


                                                KOGER EQUITY, INC., a Florida
                                                corporation

                                                By: s/Thomas Brockwell
                                                    ----------------------------
                                                      Vice President
                                                      --------------------------


(corporate seal)







                       (signatures continued on next page)

                    (signatures continued from previous page)



                                                THE NORTHWESTERN MUTUAL LIFE
                                                INSURANCE COMPANY, a
                                                Wisconsin corporation

                                                By:  Northwestern Investment
                                                     Management Company, LLC, a
                                                     Delaware limited liability
                                                     company, its wholly-owned
                                                     affiliate and authorized
                                                     representative

                                                    By:  s/E. R. Skaggs
                                                         ----------------------
                                                           E. R. Skaggs,
                                                           Managing Director

                                                    Attest: s/Donna L. Lemanczyk
                                                            --------------------
                                                            Donna L. Lemanczyk,
                                                            Assistant Secretary
(corporate seal)

STATE OF TENNESSEE                          )
                                            )ss.
COUNTY OF SHELBY                            )

     Personally appeared before me, the undersigned, a Notary Public within and for said State and County, duly commissioned and qualified, Christian J. Saeneck with whom I am personally acquainted, or proved to me on the basis of satisfactory evidence, and who, upon oath, acknowledged him/herself to be the Vice Chairman of THE INDUSTRIAL DEVELOPMENT BOARD OF THE CITY OF MEMPHIS AND COUNTY OF SHELBY, the within named bargainor, and that he as such Vice Chairman, being authorized so to do, executed the foregoing instrument, for the purposes therein contained by signing the name of THE INDUSTRIAL DEVELOPMENT BOARD OF THE CITY OF MEMPHIS AND COUNTY OF SHELBY by him/herself as such officer.

WITNESS my hand and seal at office this 6th day of December, 2001.

My commission expires:  April 30, 2003

                                                      s/M Sinkowitz
                                                      --------------------------
                                                      Notary Public




STATE OF FLORIDA                    )
                                    )ss.
COUNTY OF MIAMI-DADE                )

     Personally appeared before me, the undersigned, a Notary Public within and for said State and County, duly commissioned and qualified, Thomas Brockwell with whom I am personally acquainted, or proved to me on the basis of satisfactory evidence, and who, upon oath, acknowledged him/herself to be the Vice President of KOGER EQUITY, INC., a Florida corporation, the within named bargainor, and that he as such Vice President, being authorized so to do, executed the foregoing instrument, for the purposes therein contained by signing the name of the corporation by him/herself as such officer.

WITNESS my hand and seal at office this 6th day of December, 2001.

My commission expires:  Octobe 30, 2003.
         My Commission # CC 850933

                                                      s/Clara L. Diaz
                                                      --------------------------
                                                      Notary Public

STATE OF WISCONSIN                  )
                                    )ss.
COUNTY OF MILWAUKEE                 )

Personally appeared before me, the undersigned, a Notary Public within and for said State and County, duly commissioned and qualified, E. R. Skaggs and Donna Lemanczyk with whom I am personally acquainted, or proved to me on the basis of satisfactory evidence, and who, upon oath, acknowledged themselves to be the Managing Director and Assistant Secretary respectively, of Northwestern Investment Management Company, LLC, a Delaware limited liability company, the authorized representative of THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, the within named bargainor, and that they as such Managing Director and Assistant Secretary respectively, being authorized so to do, executed the foregoing instrument, for the purposes therein contained by signing the name of the corporation by themselves as Managing Director and Assistant Secretary respectively.

WITNESS my hand and seal at office this 30th day of November, 2001.

My commission expires:  May 11, 2003

                                                      s/Sandra T. Goddard
                                                      --------------------------
                                                      Notary Public

                                   Exhibit "A"
                            Description of Property:


  PARCEL V (Kimbrough):             57 Germantown Court, Memphis, TN 38018
  --------------------
                                                Tax Parcel No. 091-115-1

All that certain piece, parcel or tract of land situate, lying, and being in the Second Civil District of Shelby County, Tennessee, and being Bayliss Lee SC-1, Phase IV, The Koger Center, according to the plat thereof recorded in Plat Book 165, Page 73, in the Register's Office of Shelby County, Tennessee.

Being the same property conveyed to The Industrial Development Board of the City of Memphis & County of Shelby by Deed of record in the Register's Office of Shelby County, Tennessee at Instrument No. HZ 1228 and subsequently leased to Koger Equity, Inc. by lease in the Register's Office of Shelby County, Tennessee at Instrument No. HZ 1229.




                                     Ex-A-1